THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information
(dollars in thousands)

EXHIBIT 99.1

On June 30, 2014, affiliates of CCMP Capital Advisors, LLC (“CCMP”) and Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and OHCP III HC RO, L.P.), together with certain current and former members of Hillman’s management, consummated a merger transaction (the “Merger Transaction”) pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of May 16, 2014.

Hillman Group issued $330,000 aggregate principal amount of its senior notes due July 15, 2022 (the “6.375% Senior Notes”). The 6.375% Senior Notes, of which $330,000 aggregate principal amount was outstanding as of June 30, 2016, are fully and unconditionally guaranteed on a joint and several basis by The Hillman Companies, Inc., Hillman Investment Company, and certain of the Company’s wholly-owned subsidiaries. The non-guarantor information presented represents our Australian, Canadian, and Mexican subsidiaries.

The following financial information presents condensed consolidating statements of comprehensive income (loss), balance sheets, and cash flows for the Hillman Group, all guarantor subsidiaries, all non-guarantor subsidiaries, and the eliminations necessary to provide the consolidated results for the Hillman Companies and subsidiaries. For purposes of this presentation, we have accounted for investments in our subsidiaries using the equity method of accounting. The principal consolidating adjustments eliminate investment in subsidiary and intercompany balances and transactions.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of June 30, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$4,052	$333	$11,548	$—	$15,934
Restricted investments	260	—	—	—	—	260
Accounts receivable, net	—	65,714	1,542	21,740	—	88,996
Inventories, net	—	160,261	5,137	65,326	(717)	230,007
Other current assets	—	10,575	96	2,178	—	12,849
Total current assets	261	240,602	7,108	100,792	(717)	348,046
Intercompany notes receivable	105,446	121,171	(3,541)	(121,983)	(101,093)	—
Intercompany interest receivable	6,116	9,740	—	—	(15,856)	—
Investments in subsidiaries	(904,980)	55,647	4,178	234,865	610,290	—
Property and equipment, net	—	101,219	277	9,874	—	111,370
Goodwill	814,413	350,968	3,240	33,270	(584,841)	617,050
Other intangibles, net	692,874	—	4,360	39,122	—	736,356
Restricted investments	1,286	—	—	—	—	1,286
Deferred financing fees, net	—	1,083	—	—	—	1,083
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	3,012	25	3,200	—	6,237

Total assets	$718,677	$883,442	$15,647	$299,140	$(92,217)	$1,824,689

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$61,469	$662	$10,943	$—	$73,074
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	201	—	—	—	201
Intercompany interest payable	—	6,116	—	9,740	(15,856)	—
Accrued expenses:
Salaries and wages	—	5,221	117	942	—	6,280
Pricing allowances	—	3,270	2	1,482	—	4,754
Income and other taxes	48	2,471	79	1,238	—	3,836
Interest	—	9,983	—	—	—	9,983
Deferred compensation	260	—	—	—	—	260
Other accrued expenses	—	7,459	39	2,299	—	9,797
Total current liabilities	308	101,690	899	26,644	(15,856)	113,685

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of June 30, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	522,386	—	—	—	522,386
Bank revolving credit	—	16,000	—	—	—	16,000
Long term capitalized leases and other obligations	—	218	—	—	—	218
Long term senior notes	—	323,332	—	—	—	323,332
Junior subordinated debentures	129,186	—	—	—	—	129,186
Deferred compensation	1,286	—	—	—	—	1,286
Deferred income taxes, net	230,557	—	2,785	8,838	—	242,180
Other non-current liabilities	—	6,622	—	336	—	6,958
Total liabilities	361,337	1,075,694	3,684	35,818	(121,302)	1,355,231

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at March 31, 2016	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at March 31, 2016	—	—	50	—	(50)	—

Additional paid-in capital	634,730	5,842	10,197	375,287	(479,184)	546,872
Accumulated deficit	(277,390)	(179,752)	1,716	(31,096)	438,404	(48,118)
Accumulated other comprehensive (loss) income	—	(18,342)	—	(80,869)	69,915	(29,296)
Total stockholders' equity	357,340	(192,252)	11,963	263,322	29,085	469,458
Total liabilities and stockholders' equity	$718,677	$883,442	$15,647	$299,140	$(92,217)	$1,824,689

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of December 31, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1	$3,023	$612	$7,749	$—	$11,385
Restricted investments	639	—	—	—	—	639
Accounts receivable, net	—	55,665	1,020	16,896	—	73,581
Inventories, net	—	171,999	5,447	67,040	(803)	243,683
Deferred income taxes, net	12,666	277	501	604	(167)	13,881
Other current assets	—	7,671	75	2,156	—	9,902
Total current assets	13,306	238,635	7,655	94,445	(970)	353,071
Intercompany notes receivable	105,446	117,368	(4,645)	(112,723)	(105,446)	—
Intercompany interest receivable	—	6,359	—	—	(6,359)	—
Investments in subsidiaries	(891,702)	55,647	4,178	220,764	611,113	—
Property and equipment, net	—	101,034	308	9,050	—	110,392
Goodwill	814,413	350,968	3,240	31,735	(584,841)	615,515
Other intangibles, net	710,820	—	4,467	38,196	—	753,483
Restricted investments	1,382	—	—	—	—	1,382
Deferred income taxes	52,604	143	(979)	2,909	(54,677)	—
Deferred financing fees, net	—	1,263	—	—	—	1,263
Investment in trust common securities	3,261	—	—	—	—	3,261
Other assets	—	3,102	25	3,505	—	6,632

Total assets	$809,530	$874,519	$14,249	$287,881	$(141,180)	$1,844,999

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$51,095	$710	$13,203	$—	$65,008
Current portion of senior term loans	—	5,500	—	—	—	5,500
Current portion of capitalized lease and other obligations	—	217	—	—	—	217
Intercompany interest payable	—	—	—	6,359	(6,359)	—
Accrued expenses:
Salaries and wages	—	4,861	94	453	—	5,408
Pricing allowances	—	3,991	3	3,222	—	7,216
Income and other taxes	(357)	2,497	28	814	—	2,982
Interest	—	9,843	—	—	—	9,843
Deferred compensation	639	—	—	—	—	639
Other accrued expenses	—	6,325	38	1,546	—	7,909
Total current liabilities	282	84,329	873	25,597	(6,359)	104,722

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Balance Sheet (Unaudited)
As of December 31, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated
LIABILITIES AND STOCKHOLDERS' EQUITY(CONTINUED)
Intercompany debt payable	—	105,446	—	—	(105,446)	—
Long term senior term loans	—	524,025	—	—	—	524,025
Bank revolving credit	—	28,000	—	—	—	28,000
Long term capitalized leases and other obligations	—	310	—	—	—	310
Long term senior notes	—	322,777	—	—	—	322,777
Junior subordinated debentures	129,707	—	—	—	—	129,707
Deferred compensation	1,382	—	—	—	—	1,382
Deferred income taxes, net	300,008	—	1,967	12,082	(54,844)	259,213
Other non-current liabilities	—	6,003	—	316	—	6,319
Total liabilities	431,379	1,070,890	2,840	37,995	(166,649)	1,376,455

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2015	—	—	—	—	—	—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, issued and outstanding at December 31, 2015	—	—	50	—	(50)	—
Additional paid-in capital	633,612	5,842	10,197	375,287	(479,184)	545,754
Accumulated deficit	(255,461)	(178,533)	1,162	(29,875)	420,687	(42,020)
Accumulated other comprehensive (loss) income	—	(23,680)	—	(95,526)	84,016	(35,190)
Total stockholders' equity	378,151	(196,371)	11,409	249,886	25,469	468,544
Total liabilities and stockholders' equity	$809,530	$874,519	$14,249	$287,881	$(141,180)	$1,844,999

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Comprehensive Income (Unaudited)
Three Months Ended June 30, 2016
(Amounts in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	—	$179,864	$5,228	$41,808	—	$226,900
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	90,721	3,494	27,864	—	122,079
Selling, general and administrative expenses	551	54,484	1,091	10,734	—	66,860
Depreciation	—	7,578	20	452	—	8,050
Amortization	8,974	—	54	463	—	9,491
Intercompany administrative (income) expense	—	(83)	—	83	—	—
Management and transaction fees to related party	—	136	—	—	—	136
Other expense (income)	(27)	(14)	—	300	—	259

(Loss) income from operations	(9,498)	27,042	569	1,912	—	20,025

Intercompany interest (income) expense	(3,058)	3,058	—	—	—	—
Interest (income) expense, net	(264)	11,648	—	1,482	—	12,866
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(95)	—	—	—	—	(95)
(Loss) income before equity in subsidiaries' income	(9,233)	12,336	569	430	—	4,102
Equity in subsidiaries' income (loss)	11,616	(720)	—	—	(10,896)	—

Income before income taxes	2,383	11,616	569	430	(10,896)	4,102
Income tax provision	637	—	58	1,661	—	2,356

Net (loss) income	$1,746	$11,616	$511	$(1,231)	$(10,896)	$1,746

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	243	—	249	(682)	(190)

Total comprehensive (loss) income	$1,746	$11,859	$511	$(982)	$(11,578)	$1,556

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Comprehensive Loss (Unaudited)
Three Months Ended June 30, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$167,821	$5,628	$43,369	$—	$216,818
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	86,082	4,039	28,866	—	118,987
Selling, general and administrative expenses	(211)	50,913	1,034	12,861	—	64,597
Transaction, acquisition and integration expenses	—	92	—	—	—	92
Depreciation	—	6,519	18	434	—	6,971
Amortization	8,972	—	54	492	—	9,518
Intercompany administrative (income) expense	—	(109)	—	109	—	—
Management fees to related party	—	155	—	—	—	155
Other (income) expense, net	264	(752)	2	(232)	—	(718)

(Loss) income from operations	(9,025)	24,921	481	839	—	17,216

Intercompany interest (income) expense	(3,058)	3,058	—	—	—	—
Interest (income) expense, net	(242)	11,244	—	1,616	—	12,618
Interest expense on junior subordinated debentures	3,152	—	—	—	—	3,152
Investment income on trust common securities	(94)	—	—	—	—	(94)
(Loss) income before equity in subsidiaries' income	(8,783)	10,619	481	(777)	—	1,540
Equity in subsidiaries' (loss) income	9,610	(1,009)	—	—	(8,601)	—

(Loss) income before income taxes	827	9,610	481	(777)	(8,601)	1,540
Income tax (benefit) provision	5,370	—	(23)	736	—	6,083

Net (loss) income	$(4,543)	$9,610	$504	$(1,513)	$(8,601)	$(4,543)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	79	—	423	(875)	(373)

Total comprehensive (loss) income	$(4,543)	$9,689	$504	$(1,090)	$(9,476)	$(4,916)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Comprehensive Loss (Unaudited)
Six Months Ended June 30, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$335,225	$9,450	$71,829	$—	$416,504
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	170,705	6,285	48,066	—	225,056
Selling, general and administrative expenses	1,135	108,813	2,094	20,333	—	132,375
Depreciation	—	15,497	39	884	—	16,420
Amortization	17,947	—	108	899	—	18,954
Intercompany administrative (income) expense	—	(192)	—	192	—	—
Management fees to related party	—	272	—	—	—	272
Other expense (income)	(17)	504	—	(36)	—	451

(Loss) income from operations	(19,065)	39,626	924	1,491	—	22,976

Intercompany interest (income) expense	(6,116)	6,116	—	—	—	—
Interest (income) expense, net	(522)	23,525	—	2,906	—	25,909
Interest expense on junior subordinated debentures	6,304	—	—	—	—	6,304
Investment income on trust common securities	(189)	—	—	—	—	(189)
(Loss) income before equity in subsidiaries' income	(18,542)	9,985	924	(1,415)	—	(9,048)
Equity in subsidiaries' (loss) income	9,192	(793)	—	—	(8,399)	—

(Loss) income before income taxes	(9,350)	9,192	924	(1,415)	(8,399)	(9,048)
Income tax (benefit) provision	(3,252)	—	370	(68)	—	(2,950)

Net (loss) income	$(6,098)	$9,192	$554	$(1,347)	$(8,399)	$(6,098)

Other comprehensive income (loss):
Foreign currency translation adjustments	—	5,338	—	14,657	(14,101)	5,894

Total comprehensive (loss) income	$(6,098)	$14,530	$554	$13,310	$(22,500)	$(204)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Condensed Consolidating Statement of Comprehensive Loss (Unaudited)
Six Months Ended June 30, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Net sales	$—	$311,942	$10,741	$74,831	$—	$397,514
Cost of sales (exclusive of depreciation and
amortization shown separately below)	—	165,127	7,731	49,477	—	222,335
Selling, general and administrative expenses	43	100,836	2,052	23,364	—	126,295
Transaction, acquisition and integration expenses	—	257	—	—	—	257
Depreciation	—	13,468	35	1,005	—	14,508
Amortization	17,946	—	108	981	—	19,035
Intercompany administrative (income) expense	—	(217)	—	217	—	—
Management fees to related party	—	306	—	—	—	306
Other (income) expense, net	214	789	—	(491)	—	512

(Loss) income from operations	(18,203)	31,376	815	278	—	14,266

Intercompany interest (income) expense	(6,115)	6,115	—	—	—	—
Interest (income) expense, net	(478)	22,507	—	3,215	—	25,244
Interest expense on junior subordinated debentures	6,305	—	—	—	—	6,305
Investment income on trust common securities	(189)	—	—	—	—	(189)
(Loss) income before equity in subsidiaries' income	(17,726)	2,754	815	(2,937)	—	(17,094)
Equity in subsidiaries' (loss) income	902	(1,852)	—	—	950	—

(Loss) income before income taxes	(16,824)	902	815	(2,937)	950	(17,094)
Income tax (benefit) provision	(2,416)	—	133	(403)	—	(2,686)

Net (loss) income	$(14,408)	$902	$682	$(2,534)	$950	$(14,408)

Other comprehensive (loss) income:
Foreign currency translation adjustments	—	(7,150)	—	(24,105)	20,370	(10,885)

Total comprehensive (loss) income	$(14,408)	$(6,248)	$682	$(26,639)	$21,320	$(25,293)

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Consolidating Statement of Cash Flows (Unaudited)
Six Months Ended June 30, 2016
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(15,290)	$9,859	$554	$(1,221)	$—	$(6,098)
Adjustments to reconcile net (loss) income to net cash
provided by (used for) operating activities:
Depreciation and amortization	17,947	15,497	147	1,783	—	35,374
Gain on sale of property and equipment	—	4	—	—	—	4
Deferred income tax (benefit) provision	(4,181)	420	340	(120)	—	(3,541)
Deferred financing and original issue discount amortization	(521)	1,846	—	—	—	1,325
Stock-based compensation expense	1,118	—	—	—	—	1,118
Other non-cash interest and change in value of interest rate swap	—	659	—	—	—	659
Changes in operating items:
Accounts receivable	—	(10,049)	(522)	(4,144)	—	(14,715)
Inventories	—	11,652	310	6,022	—	17,984
Other assets	(6,116)	(3,158)	(1,125)	6,426	—	(3,973)
Accounts payable	—	10,374	(48)	(2,631)	—	7,695
Other accrued liabilities	405	887	73	(1,026)	—	339
Other items, net	6,638	(6,620)	—	(60)	—	(42)
Net cash provided by (used for) operating activities	—	31,371	(271)	5,029	—	36,129

Cash flows from investing activities:
Capital expenditures	—	(15,735)	(8)	(1,174)	—	(16,917)
Net cash used for investing activities	—	(15,735)	(8)	(1,174)	—	(16,917)

Cash flows from financing activities:
Repayments of senior term loans	—	(2,750)	—	—	—	(2,750)
Borrowings on revolving credit loans	—	16,000	—	—	—	16,000
Repaymnets of revolving credit loans	—	(28,000)	—	—	—	(28,000)
Principal payments under capitalized lease obligations	—	(118)	—	—	—	(118)
Net cash used for financing activities	—	(14,868)	—	—	—	(14,868)

Effect of exchange rate changes on cash	—	261	—	(56)	—	205

Net (decrease) increase in cash and cash equivalents	—	1,029	(279)	3,799	—	4,549
Cash and cash equivalents at beginning of period	1	3,023	612	7,749	—	11,385
Cash and cash equivalents at end of period	$1	$4,052	$333	$11,548	$—	$15,934

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES
Supplemental Consolidating Guarantor and Non-Guarantor Financial Information

Consolidating Statement of Cash Flows (Unaudited)
For the six months ended June 30, 2015
(dollars in thousands)

	Guarantors	Issuer		Non-
	The Hillman	The Hillman	Guarantor	Guarantor	Consolidating
	Companies, Inc.	Group, Inc.	Subsidiaries	Subsidiaries	Adjustments	Consolidated

Cash flows from operating activities:
Net (loss) income	$(15,310)	$2,537	$682	$(2,317)	$—	$(14,408)
Adjustments to reconcile net (loss) income to net cash
provided by (used for) operating activities:
Depreciation and amortization	17,947	13,473	142	1,981	—	33,543
Gain on sale of property and equipment	—	223	1	(895)	—	(671)
Deferred income tax (benefit) provision	(2,926)	—	104	(441)	—	(3,263)
Deferred financing and original issue discount amortization	(479)	1,848	—	—	—	1,369
Stock-based compensation expense	257	—	—	—	—	257
Other non-cash interest and change in value of interest rate swap	—	1,264	—	—	—	1,264
Changes in operating items:
Accounts receivable	—	(23,906)	(448)	(7,599)	—	(31,953)
Inventories	—	(35,948)	155	(19,861)	—	(55,654)
Other assets	(6,115)	(2,675)	(602)	15,547	—	6,155
Accounts payable	—	17,317	(48)	11,208	—	28,477
Other accrued liabilities	489	698	37	1,163	—	2,387
Other items, net	6,277	(5,825)	—	(414)	—	38
Net cash provided by (used for) operating activities	140	(30,994)	23	(1,628)	—	(32,459)

Cash flows from investing activities:
Proceeds from sale of property and equipment	—	—	—	2,295	—	2,295
Capital expenditures	—	(13,479)	(35)	(756)	—	(14,270)
Net cash (used for) provided by investing activities	—	(13,479)	(35)	1,539	—	(11,975)

Cash flows from financing activities:
Repayments of senior term loans	—	(2,750)	—	—	—	(2,750)
Borrowings on revolving credit loans	—	44,000	—	—	—	44,000
Principal payments under capitalized lease obligations	—	(101)	—	—	—	(101)
Proceeds from sale of stock	400	—	—	—	—	400
Purchase of stock from a former member of management	(540)	—	—	—	—	(540)
Net cash (used for) financing activities	(140)	41,149	—	—	—	41,009

Effect of exchange rate changes on cash	—	(7,150)	—	(313)	—	(7,463)

Net (decrease) increase in cash and cash equivalents	—	(10,474)	(12)	(402)	—	(10,888)
Cash and cash equivalents at beginning of period	1	13,191	696	4,597	—	18,485
Cash and cash equivalents at end of period	$1	$2,717	$684	$4,195	$—	$7,597